EXHIBIT 10.1

MANAGEMENT AGREEMENT

THIS AGREEMENT effective as of the 1st day of June, 2007 although entered into on April 26, 2007.

BETWEEN:	SOLAR ENERTECH CORP., a company incorporated under the laws of the State of Nevada and having a business address at 1600 Adams Drive, Menlo Park, CA, 94025
.
(the “Company”)

AND:	MING-WAI ANTHEA CHUNG, an accountant, having an address c/o Solar Enertech Corp. at 1600 Adams Drive, Menlo Park, CA, 94025

(the “CFO”)

A.	The Company is a company incorporated under the laws of the State of Nevada;

B.	The Company is in the business of the manufacture, distribution and sale of solar energy related products;

C.	The Company requires a person to act as its CFO and, in addition to this, provide other management services;

D.	The Company wishes to retain the services of the CFO on the terms and conditions of this Agreement;

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF CFO

1.01        APPOINTMENT OF CFO

The Company hereby appoints Ming-Wai Anthea Chung as its CFO to perform certain services for the benefit of the Company as herein set forth, and the Company hereby accepts such appointment and authority on the terms and conditions herein set forth. The CFO further confirms her appointment to the position of Chief Financial Officer (effected on June 1, 2007) and will hold said appointment on an interim basis until such time as she may resign or her appointment is terminated in accordance with the terms herein.

1.02        AUTHORITY OF CFO

The CFO shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any material manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the President of the Company or its Board of Directors.

1.03        CFO’S WARRANTIES

The CFO represents and warrants that she will provide competent management; that she has the qualifications, experience and capabilities necessary to carry out the Services to be performed hereunder; and that the Services will be performed in a competent and efficient manner.

ARTICLE 2
CFO’S AGREEMENTS

2.01        The CFO will undertake all activities which will further and enhance the business and affairs of the Company as she is directed by the Company’s President and its Board of Directors. For purposes of this Agreement, “Company” means the Company and all of its subsidiaries and affiliates. The CFO acknowledges that the Company initially has limited personnel and resources, and that the CFO will be requested to undertake activities which will be outside the general nature of work ordinarily performed by the CFO of a corporation.

The CFO, at the expense of and on behalf of the Company, shall:

(a)

make and implement or cause to be implemented all lawful decisions of the President of the Company and the Board of Directors of the Company (the “Board”) in accordance with and as limited by this Agreement; and

(b)	at all times be subject to the direction of the President of the Company and the Board and keep the Board informed as to all material matters concerning the CFO’s activities.

2.02        MANAGEMENT ACTIVITIES

In carrying out its obligations under this Agreement, the CFO shall undertake all activities necessary to develop the business of the Company including those activities described in section 2.01 hereof and including the following: overseeing, coordinating and supervising the preparation and audit of the Company's financial statements, overseeing and supervising the preparation of the Company's financial statement filings in accordance with applicable rules under the Securities Exchange Act of 1934 and acting as the liaison and contact person for outside counsel and audit staff on all matters concerning the preparation, filing and audit of the Company's financial statements (collectively, the "Services").

The CFO acknowledges that the Company is a reporting issuer under the laws of the United States of America and that any funds received as subscriptions or sales revenues of the Company’s products must be fully accounted for in a manner in accordance with US GAAP. The CFO agrees that she will make all reasonably necessary efforts to ensure that the management of the Company, and the accounting for it, is in accordance with US GAAP principles.

The Services will be delivered and performed primarily in Shanghai, PRC and at the Company's offices in Shanghai, PRC.

2.03        AUTHORITY OF CFO

The Company hereby authorizes the CFO, subject to the other provisions of this Agreement, to do all acts and things as the CFO may in her discretion deem necessary or desirable to enable the CFO to carry out her duties hereunder, and hereby grants the CFO the inherent authority to undertake all such activities as a CFO acting as CFO normally has.

2.04        LIMITATION OF CFO’S OBLIGATIONS

Notwithstanding anything in this Agreement, the CFO shall not be required to expend her own money or to incur any liabilities, obligations, costs, dues or debts and all money required by the CFO to carry out her duties under this Agreement shall be provided by the Company to the CFO forthwith upon the CFO’s request.

The engagement of the CFO by the Company will be exclusive and the CFO will devote her full-time energies to acting as CFO of the Company.

2.05        RELATIONSHIP

The parties confirm the CFO will be a full-time employee of the Company and will be subject to the control and direction of the President of the Company and its board of directors; and that income tax deductions and other deductions will be made by the Company where necessary.

ARTICLE 3
COMPANY’S AGREEMENTS

3.01        COMPENSATION OF CFO

As compensation for the services rendered by the CFO pursuant to this Agreement, the Company agrees to pay the CFO an annual salary of US$130,000 which amount will be increased to US$150,000 per annum subsequent to the filing of the first quarterly financial statements which indicate that the Company has achieved break even which is defined as zero or positive net income after tax. The annual salary will be further increased to US$175,000 per annum subsequent to the filing of the first quarterly financial statements which indicate that the Company has achieved RMB 180 million in sales revenues for the preceding twelve (12) months

(the "Salary"). The Salary shall be payable on or before the first day of each month, or if a Saturday, Sunday or holiday, the preceding business day.

The Company will reimburse the CFO of reasonable living expenses such as housing, children’s tuition, transportation, meals and laundry expenses, etc. Expenses will be reimbursed only when they are supported by proper receipts. These reimbursable expenses are deducted from monthly salary and are paid before or together with the next salary payment.

While the Salary is at US$130,000, all Salary in excess of US$100,000 will be accrued on the Company's books. The accrued amounts will be payable in cash or shares at the mutual agreement of the Company and the CFO or immediately payable upon termination of employment.

The CFO will also be granted that number of incentive stock options which is agreed to between her and the Company's President.

The CFO shall be entitled to two weeks paid vacation for every six months worked under this Agreement with round trip airfare for the CFO and 2 children are paid for by the Company to the destination she chooses.

3.02        REIMBURSEMENT OF EXPENSES

The Company shall only be obligated to pay or reimburse the CFO for the normal and usual expenses of managing the Company as provided herein, including, without any limitation, any other expenses as set out herein. In the event of a dispute between the CFO and the Company regarding the amount set out in the statement of expenses the Company will nevertheless be obligated to pay the amount set out herein to the CFO, and the Company may then refer the matter to arbitration as provided for herein.

The Company shall be expressly obligated to pay the following expenses for the CFO:

(a) Heath Insurance: for the CFO and her immediate family (spouse and / or children) which health insurance will be effective in China and which will, at the choice of the CFO, either be reimbursed to her or arranged for her by the Company (at her direction). The Health Insurance will be under a plan or policy which is mutually agreed to by the Company's President and the CFO.

(b) Vehicle: the Company will provide a car, for the term of this Agreement, for the CFO, which may be used by her (or directed by her) to provide transportation to her immediate family (spouse and / or children) and will also provide a driver

(c) Relocation Expenses: the Company will reimburse the CFO for reasonable relocation expenses such as up to four (4) economy air transportation tickets, shipping fees and temporary housing until she finds suitable housing in Shanghai.

3.03        ACCESS TO COMPANY INFORMATION

The Company shall make available to the CFO such financial information and data and shall permit the CFO, to have access to such documents or premises as are reasonably necessary to enable her to perform the Services provided for under this Agreement.

3.04        INDEMNITY BY COMPANY

The Company agrees to indemnify, defend and hold harmless the CFO, from and against any and all claims, demands, losses, actions, lawsuits and other proceedings, judgements and awards, and costs and expenses (including reasonable legal fees), arising directly, in whole or in part, out of any matter related to any action taken by the CFO within the scope of her duties or authority hereunder, excluding only such of the foregoing as arise from the fraudulent or wilful act or omission of the CFO and the provisions hereof shall survive termination of this Agreement. Nothing in this paragraph may be construed to commit the Company to indemnify the CFO or provide insurance where such an act is prohibited by statutory, legal or regulatory requirements.

3.05        DIRECTORS AND OFFICERS INSURANCE

The Company will obtain Directors and Officers Insurance (“D&O insurance”) with coverage which is sufficient, in the view of the CFO and the Company, to insure the CFO against risk. D&O insurance will be in place for the entire term of the CFO’s employment. This employment agreement is contingent upon obtaining of D&O insurance.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.01        EFFECTIVE DATE

This Agreement shall become effective as of the day and year first above written and shall remain in force, subject to the earlier termination as provided herein, for a period of two years. Thereafter this Agreement will continue on a monthly basis, on agreement of the parties hereto, until terminated in accordance with paragraph 4.02. This Agreement replaces and supersedes any oral agreement regarding the CFO’s compensation .

4.02        TERMINATION

This Agreement may be terminated by either party at any time without cause by giving the other party written notice of such termination at least forty-five (45) days prior to the termination date set forth in such written notice.

4.03        DUTIES UPON TERMINATION

Upon termination of this Agreement for any reason, the CFO shall promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination;

(b)

all documents pertaining to the Company or this Agreement, including but not limited to all books of account, financial records, audit working papers, correspondence and contracts, invoices, sales records, inventory records and financial data in electronic form provided; and

(c)	all property of the Company, including product inventory, which is in her possession or the possession of her family, associates and affiliates.

Upon termination, the Company will pay to the CFO any amounts outstanding to her under this Agreement.

Upon termination, the Company shall have a security interest and ownership in any unsold product, inventory or asset of the Company which is in the possession of the CFO at the time of the termination and the CFO shall be personally liable for the return of such unsold product, inventory or asset to the care and control of the Company or for its return to the Company.

ARTICLE 5
CONFIDENTIALITY

5.01        OWNERSHIP OF WORK PRODUCT

Subject to section 5.02, all financial data, financial records (be they in electronic or hard form), reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the discretion of the CFO alone or in conjunction with other employees of the Company, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the CFO performing the services (collectively, the “Work Product”) shall belong exclusively to the Company which shall be entitled to all right, interest, profits or benefits in respect thereof and shall further be entitled to exclusive possession thereof.

5.02        CONFIDENTIALITY

During and for a period of two (2) years after the termination of this Agreement, the CFO shall not disclose any information, documents, or Work Product concerning the existing company interests to which the CFO may have access by virtue of its performance of the services to any person not expressly authorized by the Company for that purpose.

5.03        RESTRICTIVE COVENANTS

The CFO shall, during the term of this Agreement, devote all reasonable time, attention, and abilities to the business of the Company and, where directed by the President or the Board, to the business of companies associated with the Company as is reasonably necessary for the proper exercise of her duties.

ARTICLE 6
MISCELLANEOUS

6.01        WAIVER; CONSENTS

No consent, approval or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

6.02        GOVERNING LAW

This Agreement shall be governed by the laws of the State of Nevada and, subject to Section 6.08, any dispute under the terms of this Agreement shall enure to the courts thereof.

6.03        NO ASSIGNMENT PERMITTED

All of the rights, benefits, duties, liabilities and obligations of the parties hereto shall enure to the benefit of and be binding upon the respective successors of the parties provided that in no circumstances is this Agreement assignable by either party save and except that, where approved in writing by both parties, the CFO may be assigned to complete tasks and provide services to a subsidiary of the Company or an associated company thereof.

6.04        MODIFICATION OF AGREEMENT

Save and except any non-disclosure agreement which may be executed between the CFO and the Company, this Agreement constitutes the entire agreement between the CFO and the Company and to be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.05        NOTICES

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt of forty-eight (48) hours after being placed in the mail in the United States, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the CFO as first noted above, or to such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt; and provided that in the event of an interruption in the ordinary postal service, all notices, requests and communications shall be delivered and not mailed.

6.06        FURTHER ASSURANCES

The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

6.07        COUNTERPARTS

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. A faxed signature shall be accepted as an original.

6.08        ARBITRATION

In the event that the parties hereto dispute any matter concerning the terms and conditions of ther Agreement, the matter will be determined by a single arbitrator appointed by the parties hereto or, in the event that the parties are not able to agree on the appointment of a single arbitrator, either party may request the courts to appoint a single arbitrator in accordance with commercially normal arbitration practices in the State of California. The arbitrator shall fix a time and place in San Francisco, California or, should the parties agree, in Hong Kong, for the purpose of hearing the evidence and representations of the parties. After hearing any evidence and representations that the parties may submit, the arbitrator shall make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The award shall be kept confidential by the parties hereto except as disclosure is required by applicable securities laws and regulatory bodies. The decision of the arbitrator shall be made within 45 days after her or her appointment subject to any reasonable delay due to unforeseen circumstances. The parties agree that the award of the single arbitrator shall be final and binding upon each of them and shall not be subject to appeal.

6.09        INDEPENDENT LEGAL ADVICE

The CFO hereby acknowledges that she has acted for herself in the preparation and negotiation of this Agreement and acknowledges that she has been advised to seek independent legal counsel and review of this Agreement, and in particular tax counsel, prior to its execution. CD Farber Law Corporation has acted for the Company only in the preparation of this Agreement. The CFO and the Company acknowledge that CD Farber Law Corporation is not familiar with tax or employment laws in the PRC and in the United States which might be applicable to this Agreement, in particular as respects the tax residency of the parties hereto and any deductions, remittances or withholding which may be required as a result of the entering into of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement effective June 1, 2007.

SOLAR ENERTECH CORP.
by its authorized signatory:

      /s/ Leo Shi Young, President

     /s/ Ming-Wai Anthea Chung
MING-WAI ANTHEA CHUNG